                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                              (Amendment No.____)

   x      Filed by the Registrant
------
          Filed by a Party Other than the Registrant
------

Check the appropriate box:

   x      Preliminary Proxy Statement
-----

          Confidential, for Use of the Commission Only (as permitted by
-----     Rule 14a-6(e)@2))

          Definitive Proxy Statement
-----
          Definitive Additional Materials
-----

          Soliciting Material Pursuant to Section 240.14a-11(c) or Section
-----     240.14a-12

                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


               ------------------------------------------------
     (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box)

  x       No fee required
-----

          Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
-----     and 0-11.

          Fee Paid previously with preliminary materials.
-----

          Check box if any part of the fee is offset as provided by
----- Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
               ------------------------------------------------
                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        To be held on __________, 2000
               ------------------------------------------------

To the Stockholders of Guardian Technologies International, Inc.:

     YOU ARE HEREBY NOTIFIED that a special meeting of stockholders of Guardian Technologies International, Inc. ("Guardian"), will be held in Guardian's offices at 11 Sundial Circle, Suite #17, Carefree, Arizona, at 10:00 AM local time, on ____________, 2000, or any adjournment or postponement thereof, for the purpose of considering and voting on the following proposal:

          Approval of the issuance of 300,000 shares of common stock and
-----     3,600,000 warrants to private investors.

     The common stock and warrants will be sold as units: one share and twelve warrants in each Unit. The Units will be sold at a price of $.75 per Unit. The Warrants are exercisable over periods ranging from 30 days to 180 days at exercise prices of between $.75 per share and $1.375 share. The proceeds from the offering will be used for general corporate purposes.

     The board of directors of Guardian (the "Board") has determined that the proposal is fair and in the best interests of the stockholders of Guardian. Accordingly, the Board has unanimously approved and recommends that you vote FOR the approval of the issuance of the securities.

     Stockholders may also be asked to consider and vote upon such other matters that may properly come before the meeting and any adjournments or postponements thereof.

     The transaction in which the securities will be sold and other important matters are described in the accompanying Proxy Statement, which you are urged to read carefully and in its entirety.

     The Board has fixed the close of business on March 27, 2000, as the record date for the determination of the holders of common stock entitled to notice of, and to vote at, the meeting or any adjournment or postponement. A list of such stockholders will be available for review at the principal executive offices of Guardian listed below during normal business hours for a period of 10 days prior to the meeting.

     We welcome your attendance at the meeting. Whether or not you expect to attend the meeting in person, we urge you to complete, date, sign and return the enclosed proxy card as promptly as possible. A postage-prepaid envelope is enclosed for that purpose. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. Simply attending the meeting, however, will not revoke your proxy. For an explanation of the procedures for revoking your proxy, see the section of the Proxy Statement captioned "The Special Meeting - Proxies." Returning your proxy card without indicating how you want to vote will have the same effect as a vote FOR the approval of the issuance of the shares of common stock and warrants.

     Our principal executive offices are located at 22570 Markey Court, Dulles, Virginia 20166. If you have any questions about this Notice or the proposal, please call Andrew Moorer at (480) 575-6972.

                                        By Order of the Board of Directors

                                        ----------------------------------
Dulles, Virginia                        Oliver L. North, Secretary
__________, 2000

                            YOUR VOTE IS IMPORTANT.
       TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                              12570 Markey Court
                            Dulles, Virginia 20166

To our Shareholders:

     You are cordially invited to attend the special meeting of shareholders of Guardian Technologies International, Inc. ("Guardian"), to be held on ____, 2000, in Guardian's offices at 11 Sundial Circle, Suite #17, Carefree, Arizona, at 10:00 AM local time.

     At the shareholder meeting, you will vote on one proposal:

          Approve the issuance of 300,000 shares of Guardian Common Stock
-----     and 3,600,000 Common Stock Purchase Warrants to private investors.

     The board of directors of Guardian has determined that the proposal is fair to and in the best interests of Guardian's shareholders. Accordingly, the board of directors has unanimously approved the proposal. The board of directors recommends that you vote FOR approval of the proposal at the shareholders' meeting.

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the shareholder meeting in person, I urge you to complete, date, sign, and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. A postage-prepaid envelope is enclosed for that purpose. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. Simply attending the meeting, however, will not revoke your proxy. Returning your proxy card without indicating how you want to vote will have the same effect as a vote FOR the proposal. This proxy statement provides you with detailed information about the proposal. We encourage you to read this entire document carefully.


                                        -----------------------------------
                                        J. Andrew Moorer
                                        President and Chief Executive
                                        Officer of Guardian Technologies
                                        International, Inc.

Dulles, Virginia
April __, 2000

                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                              22570 Markey Court
                          Dulles, Virginia 20166-6901

                                PROXY STATEMENT
                                      FOR
                            MEETING OF STOCKHOLDERS

     The Board of Directors (the "Board") of Guardian Technologies International, Inc. ("Guardian" or the "Company") has accepted a proposal from Power Curve, Inc. and others (referred to collectively as "Power"), pursuant to which Power will purchase, for $225,000, 300,000 Units ("Units") of the Company's securities. Each of the Units will contain one share of the Company's common stock ("Common Stock") and 12 warrants. The warrants will be exercisable over a period of 180 days at prices between $.75 and $1.375 per share.

     The Board has called a special meeting of Stockholders (the "Meeting") to vote on the issuance of the Units. The approval of the Stockholders is required by the rules of the Nasdaq Stock Market, where Guardian's shares are traded. The Meeting will be held on _________, 2000 at 10:00 am local time, at the Company's offices at 11 Sundial Circle, Suite #17, Carefree, Arizona. The Board is soliciting proxies to be used at the Meeting through this Proxy Statement. When the accompanying proxy is properly executed and returned, the shares of Common Stock it represents will be voted at the Meeting, and where a choice has been specified on a proxy card, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted FOR the issuance of the Units and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

     In the event the Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original Meeting.

     A STOCKHOLDER MAY REVOKE ANY PROXY AT ANY TIME BEFORE IT IS VOTED BY MAILING OR DELIVERING WRITTEN NOTICE OF SUCH REVOCATION TO THE SECRETARY OF GUARDIAN; BY PROVIDING A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY; OR BY REVOKING A WRITTEN PROXY BY REQUEST IN PERSON AT THE MEETING. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

     This Proxy Statement, notice of the Meeting, and a proxy card are first being mailed on or about April ____, 2000, to Guardian's Stockholders eligible to vote at the meeting.

     Guardian is bearing all costs of soliciting proxies, and expressly reserves the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone, telegraph, or other personal solicitations of certain Guardian Stockholders and brokers by one or more of the Directors or by Officers or employees of Guardian.
Guardian may request banks and brokers or other similar agents or fiduciaries for the voting instructions of beneficial owners and reimburse the expenses incurred by such agents or fiduciaries in obtaining such instructions. As of the date of this mailing, however, Guardian has not made any contracts or arrangements for such solicitations; hence they cannot identify any parties or estimate the cost of such solicitation.

     Only Guardian Stockholders of record as of the close of business on March 27, 2000 (the "Record Date") will be entitled to vote at the Meeting. Representation of a majority of Guardian's shares of common stock outstanding on the Guardian Record Date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the vote by the holders of a majority of the shares represented at the Meeting shall decide the proposal to be voted upon at the Meeting. As of the Record Date, Guardian had outstanding 3,311,662 shares of common stock, with each share being entitled to one vote.

     All of the share numbers and share prices (except the trading volume information) included in this Proxy statement have been adjusted for a two-for-one stock split of the Company's Common Stock which was effective on March 15, 2000. The Common Stock began trading on a post-split basis on April 3, 2000.

                              THE SPECIAL MEETING

     The Board for use at the Meeting is furnishing this Proxy Statement and the accompanying proxy to shareholders of Guardian as part of the solicitation of proxies. This Proxy Statement and the enclosed form of proxy are first being mailed to the shareholders of Guardian on or about April ____, 2000.

Date, Time and Place of Meeting

     The Meeting will be held in the Company's offices at 11 Sundial Circle, Suite #17, Carefree, Arizona, on __________, 2000, at 10:00 am, local time.

Matters to be Considered

     The purpose of the Meeting is to consider and vote upon a proposal to issue shares of the Company's Common Stock and Common Stock Purchase Warrants.

     The Board has unanimously approved this proposal and recommends that shareholders vote FOR the approval of the proposal.

     Management of Guardian does not know of any other matter to be brought before the Meeting other than as referred to in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy will vote upon those matters in their discretion.

Record Date and Outstanding Shares

     The Board has fixed the close of business on March 27, 2000, as the Record Date for determining shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were approximately 41 shareholders of record of Guardian Common Stock (which does not include all beneficial owners) and 3,311,662 shares of Guardian common stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum

     The presence in person or by properly executed proxy of holders of a majority of the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Required Vote

     An affirmative vote of the holders of a majority of the shares of Guardian common stock present in person or represented by proxy at the Meeting and entitled to vote, is required for the approval and adoption of the Proposal. Abstentions will have the legal effect of a vote against the Proposal. With respect to a broker non-vote on the Proposal, such shares will not be considered present at the Meeting, and, since they will not be counted in the voting with respect to such matter, will have the practical effect of reducing the number of affirmative votes necessary to achieve the required majority vote by reducing the total number of shares from which the majority is calculated.

     The officers and directors of Guardian have indicated that they intend to vote their shares FOR the proposal. These individuals own shares representing a total of 643,980 shares, or approximately 24% of the total number of shares of Guardian common stock outstanding as of the Record Date.

Proxies

     All shares of common stock represented at the Meeting either in person or by properly executed proxies received prior to or at the Meeting and not duly and timely revoked will be voted at the Meeting in accordance with the instructions in such proxies. If no such instructions are indicated, such shares will be voted in favor of all the proposals and, in the discretion of the proxy holder as to any other matter which may be incidental to the Meeting as may properly come before such Meeting. Guardian knows of no other matters other than as described in the Notice of Special Meeting that are to come before the Meeting. If any other matter or matters are properly presented for action at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, including any adjournment or postponement of the Meeting, unless such authorization is withheld.

     A shareholder who has given a proxy may revoke it at any time prior to its exercise by: (i) giving written notice thereof to the Secretary of Guardian at or prior to the taking of the vote at the Meeting; (ii) signing and returning to the Secretary of Guardian a later dated proxy prior to the taking of the vote; or (iii) voting in person at the Meeting; however, mere attendance at the Meeting will not itself have the effect of revoking the proxy.

Solicitation of Proxies; Expenses

     The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by Guardian. In addition to solicitation by mail, the directors, officers, and employees of Guardian may solicit proxies from shareholders by telephone or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to Guardian shareholders. Guardian may reimburse these custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred.

         YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

                     PROPOSAL TO BE DECIDED AT THE MEETING

ISSUANCE OF UNITS

a.   Background of the Transaction

     In December 1999, the Company began to seek funding alternatives to raise additional capital. It received an offer in the form of a Term Sheet (the "Term Sheet") from Power. The Board, in a meeting held on January 6, 2000, discussed the terms of the offer. At that time, the Company's Common Stock was trading a $.98 per share (the Closing Price on Nasdaq on January 5, 2000). The average trading price of the Common Stock on Nasdaq for the previous thirty trading days (the "Average Price") had been $.86 per share. In addition, trading volume on Nasdaq had been limited (an average of 19,850 shares for the preceding 30 trading days). The initial price of the unit ($.75) was a 13% discount to the Average Price. Additionally, if all of the warrants were exercised, the average purchase price of the shares in the Unit would be $1.04, a premium over the Average Price. Based on those considerations, the Board believed that the offer described in the Term Sheet was fair, and it unanimously approved the Term Sheet.

b.   Description of the Units

     The Company agreed to sell a total of 300,000 Units of its securities at a price of $.75 per Unit. Each Unit will consist of one share of Common Stock, two Class A Common Stock Purchase Warrants ("Class A Warrants"), two Class B Common Stock Purchase Warrants ("Class B Warrants"), two Class C Common Stock Purchase Warrants ("Class C Warrants"), two Class D Common Stock Purchase Warrants ("Class D Warrants"), two Class E Common Stock Purchase Warrants ("Class E Warrants"), and two Class F Common Stock Purchase Warrants ("Class F Warrants"). The six classes of warrants will be referred to as an aggregate as the "Warrants." Guardian has agreed to file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") to register the shares of Common Stock into which the Warrants are exercisable.

     The six classes of warrants are identical, except for their exercise periods and exercise prices. Each Warrant will be exercisable to purchase one share of Common Stock. The Warrants will be exercisable at the price and for the period set forth below:


WARRANT           EXERCISE PRICE           EXERCISE PERIOD (1)
-------           --------------           -------------------

Class A                     $.75                       30 days
Class B                    $.875                       60 days
Class C                    $1.00                       90 days
Class D                   $1.125                      120 days
Class E                    $1.25                      150 days
Class F                   $1.375                      180 days

-----------------

(1) The Exercise Period of all of the Warrants begins on day the Registration Statement is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "Commission").

     The holder of a Warrant will not be entitled to exercise any Warrant to the extent that after such exercise the sum of (i) the number of shares of Common Stock beneficially owned through the ownership of the unexercised Warrant and (ii) the number of shares of Common Stock issuable upon exercise of such Warrants with respect to which the determination of this limitation is made, would result in beneficially ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company.

     The Warrants will contain provisions that provide that if the Company should sell shares of Common Stock (other that pursuant to the exercise of outstanding options and warrants, including the Warrants) at a price below the exercise price of the Warrants, the exercise price of the Warrants shall be adjusted down to such lower price. Additionally, the Company will agree that, so long as any of the Warrants are outstanding and unexercised, it will not to issue any additional options, warrants, or other debt or equity instruments convertible into Common Stock (except pursuant to existing stock incentive plans) without the consent of Power. Power cannot unreasonable withhold its consent to such issuances.

     The Company will have the right to redeem any or all outstanding and unexercised Warrants at a redemption price of $.01 per Warrant upon thirty
(30) days written notice in the event (i) the Registration Statement is in effect on the date of written notice and on the redemption date set forth in the notice; (ii) there has been maintained and continues to exist on the date of the written notice a public trading market for the Common Stock and such shares are listed for quotation on the Nasdaq Stock Market or the OTC Electronic Bulletin board; and (iii) the public trading closing price of the Common Stock has equaled or exceeded 200% of the exercise price of such Warrant for twenty or more consecutive trading days.

     The Board believes that the terms of the proposal are fair to the Stockholders of the Company. It will provide the Company with a minimum of $225,000 and a maximum of $4,050,000 in a relatively short period of time (within 180 days after the effectiveness of the Registration Statement), without the necessity of paying a commission on the sales. The Company will use the proceeds for working capital purposes.

c.   Interest of Certain Persons in the Transaction

     Power Curve is an entity owned by John Power, a former director of the Company. Mr. Power is the President and a director of Redwood MicroCap Fund, Inc. Mr. Moorer, the Company's President, is also a director of Redwood. Redwood owns 62,963 shares of the Company's Common Stock.

     Two of our directors have subscribed to purchase Units. Mr. David W. Stevens has subscribed to purchase 2,000 Units ($1,500); and Mr. Kevin W. Houtz has subscribed to purchase 10,000 Units ($7,500).

     Other than as described above, no officer, director, or five percent shareholder of Guardian has a direct or indirect relationship with Power. Neither Power nor anyone affiliated with Power presently owns any shares of Guardian Common Stock.

d.   Recommendations to Stockholders:

     The Board has unanimously approved the proposed sale of the Units and believes that it is in the best interest of the Guardian Stockholders, and unanimously recommends a vote FOR the proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

To the Company's knowledge, the following table sets forth information regarding ownership of the Company's outstanding Common Stock on March 27, 2000 by (i) beneficial owners of more than 5% of the outstanding shares of Common Stock; (ii) each director and each executive officer; and (iii) all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.


Title of  Name and Address           Amount and Nature           Percent
  Class   of Beneficial Owner   of Beneficial Ownership (1)   of class (2)
--------  -------------------   --------------------------    ------------

Common    J. Andrew Moorer               420,000 (3)               12.0%
Stock     4528 E. Duane Ln.
          Cave Creek, AZ 85331

Common    Oliver L. North                 229,980                   6.9%
Stock     Rt. 1, Box 560
          Bluemont, VA 20135

Common    Herbert M. Jacobi                20,000                      *
Stock     8 West 38th Street
          New York, NY 10018

Common    Kevin L. Houtz                  154,000                   4.7%
Stock     3000 Chestnut Ave.,
          Ste. 343D
          Baltimore, MD 21211

Common    David W. Stevens                 20,000                      *
Stock     312 Greenwood Point Rd.
          Grasonville, MD 21638

All Officers and Directors as             743,900                  24.0%
a Group (5 Persons) (4)


-------------------

*    Less than 1%

(1) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through the exercise of any option or warrant.

(2) In calculating percentage ownership, all shares of Common Stock that the named stockholder has the right to acquire within 60 days upon exercise of any option or warrant are deemed to be outstanding for the purpose of calculating the percentage of Common Stock owned by such stockholder, but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other stockholder. Shares and percentages beneficially owned are based upon 3,311,662 shares outstanding on March 27, 2000.

(3)  Includes 200,000 shares purchasable upon exercise of options.

(4)  Includes Messrs. Moorer, North, Jacobi, Houtz and Stevens.


e.   Additional Information

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W. Judiciary Plaza, Washington, D.C. 20549, as well as at the following Regional Offices:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material also may be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and are publicly available through the Commission's website at http:\\www.sec.gov. The Company's Common Stock is traded through NASDAQ under the symbol "GRDN".

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Proxy Statement has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Proxy Statement, other than exhibits to such documents. Written requests for such copies should be directed to Oliver North, President, Guardian Technologies International, Inc., 22570 Markey Court, Dulles, Virginia 20166-6901, telephone (703) 444-7931.

                                 OTHER MATTERS

     The Board of Directors knows of no business to be brought before the Meeting other than as set forth above. If, however, any other matters properly come before the Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

     Whether or not you expect to present at the meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you wish to attend the meeting and wish to vote in person, you may withdraw your proxy.

                              GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.


                              By:
                                   ------------------------------------
                                   Oliver L. North, Secretary

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
       Votes MUST be Indicated CARD PROMPTLY USING THE ENCLOSED ENVELOPE
                        (X) In Black or Blue ink.  [ ]
      -------------------------------------------------------------------
                        Form of Proxy for Common Stock
                 of Guardian Technologies International, Inc.
      -------------------------------------------------------------------

                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints J. Andrew Moorer and Oliver L. North, or either of them, with full power of substitution, the true and lawful attorney and proxy of the undersigned, to attend the Special Meeting of the Shareholders of GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. to be held at the offices of the company at 11 Sundial Circle, Suite #17, Carefree, Arizona, on May ___, 2000 at 10:00 a.m., local time, and any adjournments thereof, and to vote the shares of Guardian common stock standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.

Proposal No. 1:     Approve the issuance of 300,000 shares of Guardian Common
                    Stock and 3,600,000 Common Stock Purchase Warrants to private investors.

                    FOR  [  ]         AGAINST  [  ]      ABSTAIN  [  ]

        PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted for approval of proposal listed herein and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.

DATED: ________________

                                        ---------------------------------
                                        (Signature)

When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.